Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-135152) pertaining to the Newell Rubbermaid Inc. Employee Stock Purchase Plan of our report dated April 1, 2010, with respect to the financial statements of the Newell Rubbermaid Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Atlanta, Georgia

April 1, 2010

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